Exhibit 99.1

FOR IMMEDIATE RELEASE
January 24, 2020

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets, Energy Lending and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Fourth Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 132-year-old IBERIABANK (www.iberiabank.com), reported financial results for the fourth quarter ended December 31, 2019. For the quarter, the Company reported net income available to common shareholders of $78.1 million, or $1.48 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the fourth quarter of 2019 was $1.59 per common share, compared to $1.86 in the same quarter of 2018 (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “We delivered a solid fourth quarter and a very successful 2019, continuing to execute on our strategic initiatives, grow our business and deliver a superior client experience throughout our franchise. During the fourth quarter, we incurred several items, both core and non-core that were merger-related expenses. Excluding these items, and assuming we had continued share repurchases as guided, Core EPS would have been in line with consensus analyst estimates. As we begin 2020, our Company continues to generate new opportunities in our markets, growing our loan and deposit base and increasing our fee revenues. We are seeing great business momentum with attractive client growth, new relationship managers joining the Company, and a strong lending pipeline."

Byrd continued, "We are extremely pleased with the teamwork and tangible progress made in the initial months of our merger planning process. Both institutions have similar cultures, bring significant experience to the transaction, and we have full confidence in our abilities to achieve targeted synergies. Our employees remain fully engaged and committed to creating a top tier regional banking institution. We are excited about the opportunities for clients and associates while increasing shareholder value, and look forward to all we can accomplish together as a combined franchise."

Fourth Quarter and Full Year 2019 Highlights

	For the three months ended				For the years ended December 31,
	GAAP		Non-GAAP Core		GAAP		Non-GAAP Core
	4Q19	3Q19	4Q19	3Q19	2019	2018	2019	2018
Diluted Earnings Per Common Share	$1.48	$1.82	$1.59	$1.82	$6.92	$6.46	$7.01	$6.69
Return on Average Assets	1.03%	1.26%	1.10%	1.26%	1.22%	1.25%	1.24%	1.30%
Return on Average Common Equity	7.58%	9.46%	8.13%	9.46%	9.22%	9.63%	9.33%	9.97%
Return on Average Tangible Common Equity	N/A	N/A	12.39%	14.48%	N/A	N/A	14.35%	16.01%
Efficiency Ratio	61.8%	55.2%	58.0%	55.2%	55.8%	62.0%	55.0%	55.9%
Tangible Efficiency Ratio (TE)	N/A	N/A	56.2%	53.4%	N/A	N/A	53.2%	53.7%

•
Total loan growth of $345.0 million on a linked quarter basis, or 6% annualized. Total loan growth on a year-to-date basis was $1.5 billion, or 7%. The Company continues to see good loan growth throughout its footprint.

•
Total deposits increased $242.1 million compared to the prior quarter, or 4% annualized. Total deposit growth on a year-to-date basis was $1.5 billion, or 6%. In the fourth quarter, the Company paid off short-term borrowings of $275.0 million and reduced its balance of brokered deposits by $362.2 million.

•
The investment portfolio decreased $306.8 million to $4.1 billion as a result of normal cash flow activity. At December 31, 2019, investment securities were 13% of total assets, down from 16% at December 31, 2018.

•
Non-interest income decreased $4.3 million, or 7%, on a linked quarter basis. The decrease was primarily driven by a $2.1 million decrease in mortgage income and the third quarter $3.2 million gain on sale of non-mortgage loans. In the fourth quarter of 2019, the Company recorded $4.3 million in swap income, a record quarter.

•	On a year-to-date basis, non-interest income was up $81.8 million, or 54%, primarily from lower losses on sales of securities during the year and a $16.6 million increase in mortgage income.

•	The locked mortgage pipeline at January 21, 2020 was $214.4 million, up 53% from the similar period a year ago. The Company continues to see strength in its mortgage originations.

•
Non-interest expense increased $9.1 million, or 5%, on a linked quarter basis, primarily as a result of a $9.9 million increase in professional services and a $3.7 million increase in salaries and employee benefits expense, partially offset by a $1.6 million decrease in credit and other loan-related expense.

•
Non-interest expense included $16.5 million in merger-related expense, of which $11.3 million was considered non-core and $5.2 million core. Core merger-related expense included $2.5 million in benefits, $2.4 million in compensation, and $0.3 million in marketing. Total core non-interest expense decreased $2.3 million, or 1%, on a linked quarter basis.

•
For the full-year 2019, non-interest expense decreased $40.1 million, or 6%, primarily as a result of branch closure and merger-related expense in 2018. On a core basis, non-interest expense was down $5.5 million, or 1%.

•
The Company's reported and cash net interest margins were down 23 and 16 basis points from the prior quarter at 3.21% and 3.08%, respectively. For the full-year 2019, net interest margin was 3.45% on a reported basis, and 3.28% on a cash basis.

•	Provision for credit losses totaled $8.2 million, compared to $9.0 million in the prior quarter. Asset quality measures remain strong and continue to improve.

•
Net charge-offs to average loans on an annualized basis decreased three basis points to 0.11% compared to the prior quarter. Non-performing assets to total assets were 0.54% compared to 0.58% in the prior quarter.

•	Capital ratios remain strong and grew during the quarter. There were no share repurchases in the fourth quarter of 2019 due to the pending merger with First Horizon National Corporation.

•
The Company will adopt CECL as of January 1, 2020 and expects to have an allowance for expected credit losses to loans of 0.90% to 1.05%.  The final CECL allowance coverage ratio will depend on finalization of the methods and assumptions (including economic forecasts) used to derive the estimate of expected credit losses.

2019 Guidance Results

	2019 Guidance	Actual	Results
Average Earning Assets	$28.7B ~ $29.0B	$28.8B	✓
Consolidated Loan Growth %	6.50% ~ 7.25%	6.67%	✓
Consolidated Deposit Growth %	6.50% ~ 7.25%	6.13%	✗
Provision Expense	$38MM ~ $43MM	$42MM	✓
Non-Interest Income (Non-GAAP Core)	$230MM ~ $235MM	$235MM	✓
Non-Interest Expense (Non-GAAP Core)	$667MM ~ $673MM	$674MM	✗
Net Interest Margin	3.43% ~ 3.47%	3.45%	✓
Tax Rate (Non-GAAP Core)	23.5% ~ 24.0%	23.7%	✓
Preferred Dividend and Unrestricted Shares	$16.0MM ~ $17.0MM	$16.2MM	✓
Share Repurchase Activity	$235MM ~ $240MM	$205MM	✗
Credit Quality	Stable	Improved	✓

Guidance Notes

•
Deposit Growth: Consolidated deposit growth was slightly under guidance due to a reduction in brokered deposit balances of $362.2 million during the fourth quarter of 2019. Excluding this reduction, deposit growth would have been above the 2019 guidance range.

•
Core Non-Interest Expense: Slightly above the guidance range. However, excluding the $5.2 million of certain merger-related core expense, total core non-interest expense would have been at the bottom end of the guidance range.

•	Share Repurchases: There were no share repurchases in the fourth quarter of 2019 due to the pending merger with First Horizon National Corporation.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	12/31/2019	9/30/2019	% Change	12/31/2018	% Change
GAAP BASIS:
Income available to common shareholders	$78,120	$96,251	(18.8)	$129,090	(39.5)
Earnings per common share - diluted	1.48	1.82	(18.7)	2.32	(36.2)

Average loans and leases, net of unearned income	$23,830,962	$23,522,892	1.3	$22,364,188	6.6
Average total deposits	25,227,462	24,588,346	2.6	23,484,576	7.4
Net interest margin (TE) (1)	3.21%	3.44%		3.81%

Total revenues	$293,842	$313,007	(6.1)	$265,990	10.5
Total non-interest expense	181,723	172,662	5.2	168,989	7.5
Efficiency ratio	61.8%	55.2%		63.5%
Return on average assets	1.03	1.26		1.70
Return on average common equity	7.58	9.46		13.38

NON-GAAP BASIS (2):
Core revenues	$293,828	$313,007	(6.1)	$316,249	(7.1)
Core non-interest expense	170,380	172,662	(1.3)	166,379	2.4
Core earnings per common share - diluted	1.59	1.82	(12.6)	1.86	(14.5)
Core tangible efficiency ratio (TE) (1) (3)	56.2%	53.4%		50.7%
Core return on average assets	1.10	1.26		1.37
Core return on average common equity	8.13	9.46		10.75
Core return on average tangible common equity	12.39	14.48		16.98
Net interest margin (TE) - cash basis (1)	3.08	3.24		3.52

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results
Net interest income decreased $14.8 million, or 6%, on a linked quarter basis. The decrease in net interest income reflects a 23 basis point decline in the net interest margin to 3.21% compared to 3.44% in the prior quarter. The lower net interest margin was primarily the result of a 30 basis point decrease in loan yield somewhat offset by an 8 basis point decline in the cost of interest-bearing liabilities. The decrease in loan yield was primarily attributable to the repricing of variable rate loans, as well as origination rates below portfolio rates as a result of recent cuts to the targeted federal funds rate and the corresponding impact to LIBOR. Additionally, the loan yield was impacted by lower pay-offs and related recoveries in the acquired loan portfolio during the fourth quarter. The decline in the cost of interest-bearing liabilities was primarily attributable to recent interest rate cuts.

The provision for credit losses totaled $8.2 million compared to $9.0 million in the prior quarter. Net charge-offs to average loans on an annualized basis decreased 3 basis points to 0.11% compared to the prior quarter. At December 31, 2019, the allowance for loan and lease losses to total loans and leases was 0.61% compared to 0.62% in the prior quarter and covered 103% of non-performing loans.

Non-interest income decreased $4.3 million, or 7%, on a linked quarter basis, primarily the result of a $2.1 million decrease in mortgage income in the current quarter and a $3.2 million gain on non-mortgage loan sales that occurred in the third quarter. These decreases were partially offset by a $0.7 million increase in swap income.

Non-interest expense increased $9.1 million, or 5%, compared to the linked quarter, primarily as a result of a $9.9 million increase in professional services expense and a $3.7 million increase in salaries and employee benefits expense. These increases were partially offset by a $1.6 million decrease in credit and other loan-related expense. Non-interest expense included $16.5 million in merger-related expense, of which $11.3 million was considered non-core and $5.2 million core. Core merger-related expense included $2.5 million in benefits, $2.4 million in compensation, and $0.3 million in marketing. Total core non-interest expense decreased $2.3 million, or 1%, on a linked quarter basis.

On a linked quarter basis, the efficiency ratio increased to 61.8% from 55.2%, primarily due to the decrease in net interest income and the impact of merger-related expense, while the non-GAAP core tangible efficiency ratio increased to 56.2% compared to 53.4%. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		12/31/2019	9/30/2019	% Change	12/31/2018	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$24,021,499	$23,676,537	1.5	$22,519,815	6.7
	Total deposits	25,219,349	24,977,285	1.0	23,763,431	6.1

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.28%	0.23%		0.25%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.01	0.02		0.01
	Non-performing assets to total assets (1)(2)	0.54	0.58		0.55
	Classified assets to total assets (3)	0.84	0.89		0.98

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	9.24%	9.05%		8.84%
	Tier 1 leverage ratio (6)	9.90	9.78		9.63
	Total risk-based capital ratio (6)	12.43	12.34		12.33

PER COMMON SHARE DATA:
	Book value	$78.37	$77.58	1.0	$71.61	9.4
	Tangible book value (Non-GAAP) (4) (5)	53.63	52.68	1.8	47.61	12.6
	Closing stock price	74.83	75.54	(0.9)	64.28	16.4
	Cash dividends	0.45	0.45	—	0.41	9.8

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $265 million, $283 million and $302 million at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of December 31, 2019 are preliminary.

Loans and Leases
On a linked quarter basis, total loans and leases increased $345.0 million, or 6% annualized, to $24.0 billion at December 31, 2019. Growth during the fourth quarter of 2019 was strongest in the Birmingham, Houston, Atlanta, and New York markets. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in significant MSAs in the Southeastern United States.

Table C - Period-End Loans and Leases
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2019	9/30/2019	12/31/2018	$	%	Annualized	$	%	12/31/2019	9/30/2019
Commercial loans and leases	$16,611,633	$16,299,881	$15,125,322	311,752	1.9	7.6%	1,486,311	9.8	69.2%	68.9%
Residential mortgage loans	4,739,075	4,649,745	4,359,156	89,330	1.9	7.6%	379,919	8.7	19.7%	19.6%
Consumer and other loans	2,670,791	2,726,911	3,035,337	(56,120)	(2.1)	(8.2)%	(364,546)	(12.0)	11.1%	11.5%
Total loans and leases	$24,021,499	$23,676,537	$22,519,815	344,962	1.5	5.8%	1,501,684	6.7	100.0%	100.0%

Investment Securities

On a linked quarter basis, the investment portfolio decreased $306.8 million, or 28% annualized, to $4.1 billion, as a result of normal cash flow activity. At December 31, 2019, approximately 96% of the investment portfolio was in available-for-sale securities, which experience unrealized gains as interest rates fall. The investment portfolio had an effective duration of 2.7 years at December 31, 2019, up from 2.5 years at September 30, 2019, and a $57.8 million unrealized gain at December 31, 2019, down from $70.1 million at September 30, 2019. The average yield on investment securities decreased 20 basis points to 2.51% in the fourth quarter of 2019. The investment portfolio primarily consists of government agency securities. Municipal securities comprised 8% of total investments at December 31, 2019.

Deposits
Total deposits increased $242.1 million, or 4% annualized, to $25.2 billion at December 31, 2019. Growth during the fourth quarter of 2019 was strongest in the New Orleans, Acadiana, and Miami-Dade markets. Deposit growth during the quarter was partially offset by a $362.2 million reduction in brokered time deposits.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2019	9/30/2019	12/31/2018	$	%	Annualized	$	%	12/31/2019	9/30/2019
Non-interest-bearing	$6,319,806	$6,518,783	$6,542,490	(198,977)	(3.1)	(12.1)%	(222,684)	(3.4)	25.1%	26.1%
NOW accounts	4,821,252	4,503,353	4,514,113	317,899	7.1	28.0%	307,139	6.8	19.1%	18.0%
Money market accounts	9,121,283	8,654,605	8,237,291	466,678	5.4	21.4%	883,992	10.7	36.2%	34.7%
Savings accounts	683,366	671,156	828,914	12,210	1.8	7.2%	(145,548)	(17.6)	2.7%	2.7%
Time deposits	4,273,642	4,629,388	3,640,623	(355,746)	(7.7)	(30.5)%	633,019	17.4	16.9%	18.5%
Total deposits	$25,219,349	$24,977,285	$23,763,431	242,064	1.0	3.8%	1,455,918	6.1	100.0%	100.0%

Asset Quality
Credit quality remained strong and continued to improve. Classified assets decreased $17.4 million, or 6%, from September 30, 2019 and were 0.84% of total assets compared to 0.89% in the prior quarter and 0.98% in the prior year. Non-performing assets to total assets were 0.54% at December 31, 2019, compared to 0.58% in the prior quarter and 0.55% in the prior year. Loans 30-89 days past due and still accruing represented 0.28% of total loans and leases compared to 0.23% in the prior quarter and 0.25% one year ago. As a percentage of average loans and leases, annualized net charge-offs for the quarter decreased three basis points on a linked quarter basis to 0.11% and year-to-date net charge-offs decreased to 0.13%, down two basis points from the prior year.

The allowance for loan and lease losses was $146.6 million and represented 0.61% of total loans and leases compared to 0.62% as of September 30, 2019.

Refer to Table 5 - Loans and Asset Quality Data for further information.

Capital Position
At December 31, 2019, the non-GAAP tangible common equity ratio was 9.24%, up 19 basis points compared to September 30, 2019, and the preliminary Tier 1 leverage ratio was 9.90%, up 12 basis points compared to September 30, 2019. The preliminary calculation of the total risk-based capital ratio at December 31, 2019, was 12.43%, up 9 basis points compared to September 30, 2019.

At December 31, 2019, book value per common share was $78.37, up $0.79 per share, compared to September 30, 2019. Tangible book value per common share was $53.63, up $0.95 per share, compared to September 30, 2019. Based on the closing stock price of the Company’s common stock of $77.05 per share on January 23, 2020, this price equated to 0.98 times December 31, 2019 book value per common share and 1.44 times December 31, 2019 tangible book value per common share.

Dividends On Capital Stock The declaration of dividends is at the discretion of the Board of Directors. Recent dividend declarations include the following:

Common Stock On December 19, 2019, the Company announced a quarterly cash dividend of $0.45 per common share, consistent with the common dividend declared in July. The dividend is payable on January 24, 2020 to shareholders of record as of December 31, 2019.

Preferred Stock On January 6, 2020, the Company announced a semi-annual cash dividend of $0.8281 per depositary share of Series B Preferred Stock that is payable on February 3, 2020 to shareholders of record as of January 17, 2020. On January 6, 2020 the Company also announced a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on February 3, 2020 to shareholders of record as of January 17, 2020.

Common Stock Repurchase Program On July 17, 2019, the Board of Directors authorized the repurchase of up to 1,600,000 shares of the Company's common stock. This repurchase authorization equated to approximately 3% of total common shares outstanding. At December 31, 2019, the Company had approximately 1,165,000 remaining shares that may be repurchased under the current Board-approved plan. During the fourth quarter of 2019, the Company did not repurchase any common shares. No further stock repurchases are expected due to the pending merger with First Horizon National Corporation.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, commercial leasing and equipment financing, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP", "IBKCO", and "IBKCN", respectively. The Company’s common stock market capitalization was approximately $4.0 billion, based on the closing stock price on January 23, 2020.

The following 9 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	Janney Montgomery Scott, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Raymond James & Associates, Inc.

•	Piper Sandler

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, debt repayment penalties, and gains, losses, and impairment charges on long-lived assets. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, www.sec.gov, and the Company's website, www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	12/31/2019	9/30/2019	% Change	12/31/2018	% Change
Net interest income	$234,490	$249,333	(6.0)	$265,021	(11.5)
Net interest income (TE) (1)	235,858	250,653	(5.9)	266,448	(11.5)
Total revenues	293,842	313,007	(6.1)	265,990	10.5
Provision for credit losses	8,153	8,986	(9.3)	13,094	(37.7)
Non-interest expense	181,723	172,662	5.2	168,989	7.5
Net income available to common shareholders	78,120	96,251	(18.8)	129,090	(39.5)

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.49	$1.83	(18.6)	$2.33	(36.1)
Earnings available to common shareholders - diluted	1.48	1.82	(18.7)	2.32	(36.2)
Core earnings (Non-GAAP) (2)	1.59	1.82	(12.6)	1.86	(14.5)
Book value	78.37	77.58	1.0	71.61	9.4
Tangible book value (Non-GAAP) (2) (3)	53.63	52.68	1.8	47.61	12.6
Closing stock price	74.83	75.54	(0.9)	64.28	16.4
Cash dividends	0.45	0.45	—	0.41	9.8

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.21%	3.44%		3.81%
Efficiency ratio	61.8	55.2		63.5
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	56.2	53.4		50.7
Return on average assets	1.03	1.26		1.70
Return on average common equity	7.58	9.46		13.38
Core return on average tangible common equity (Non-GAAP) (2)(3)	12.39	14.48		16.98
Effective tax rate	20.6	24.0		(55.0)
Full-time equivalent employees	3,401	3,397		3,403

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	9.24%	9.05%		8.84%
Tangible common equity to risk-weighted assets (3)	10.59	10.51		10.43
Tier 1 leverage ratio (4)	9.90	9.78		9.63
Common equity Tier 1 (CET 1) ratio (4)	10.52	10.41		10.72
Tier 1 capital ratio (4)	11.38	11.28		11.25
Total risk-based capital ratio (4)	12.43	12.34		12.33
Common stock dividend payout ratio	30.2	24.4		17.8
Classified assets to Tier 1 capital (7)	8.8	9.6		10.7

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (5)	0.54%	0.58%	0.55%
	ALLL to total loans and leases	0.61	0.62	0.62
	Net charge-offs to average loans (annualized)	0.11	0.14	0.14
	Non-performing assets to total loans and OREO (5)	0.71	0.78	0.75

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of December 31, 2019 are preliminary.
(5)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	12/31/2019	9/30/2019	$	%	6/30/2019	3/31/2019	12/31/2018	$	%
Interest income	$314,779	$333,178	(18,399)	(5.5)	$335,967	$326,084	$330,196	(15,417)	(4.7)
Interest expense	80,289	83,845	(3,556)	(4.2)	80,628	75,600	65,175	15,114	23.2
Net interest income	234,490	249,333	(14,843)	(6.0)	255,339	250,484	265,021	(30,531)	(11.5)
Provision for credit losses	8,153	8,986	(833)	(9.3)	10,755	13,763	13,094	(4,941)	(37.7)
Net interest income after provision for credit losses	226,337	240,347	(14,010)	(5.8)	244,584	236,721	251,927	(25,590)	(10.2)
Mortgage income	15,305	17,432	(2,127)	(12.2)	18,444	11,849	10,379	4,926	47.5
Service charges on deposit accounts	12,970	13,209	(239)	(1.8)	12,847	12,810	13,425	(455)	(3.4)
Title revenue	6,638	7,170	(532)	(7.4)	6,895	5,225	5,996	642	10.7
Broker commissions	2,483	1,800	683	37.9	2,044	1,953	1,951	532	27.3
ATM/debit card fee income	3,309	2,948	361	12.2	3,032	2,582	2,267	1,042	46.0
Income from bank owned life insurance	1,887	1,760	127	7.2	1,750	1,797	2,023	(136)	(6.7)
Gain (loss) on sale of available-for-sale securities	8	27	(19)	(70.4)	(1,014)	—	(49,844)	49,852	NM
Trust department income	4,222	4,281	(59)	(1.4)	4,388	4,167	4,319	(97)	(2.2)
Other non-interest income	12,530	15,047	(2,517)	(16.7)	10,439	12,126	10,453	2,077	19.9
Total non-interest income	59,352	63,674	(4,322)	(6.8)	58,825	52,509	969	58,383	NM
Salaries and employee benefits	106,941	103,257	3,684	3.6	103,375	98,296	101,551	5,390	5.3
Occupancy and equipment	20,894	21,316	(422)	(2.0)	18,999	18,564	18,379	2,515	13.7
Amortization of acquisition intangibles	4,259	4,410	(151)	(3.4)	4,786	5,009	5,083	(824)	(16.2)
Computer services expense	9,930	9,638	292	3.0	9,383	9,157	8,942	988	11.0
Professional services	16,267	6,323	9,944	157.3	6,244	4,450	8,628	7,639	88.5
Credit and other loan-related expense	2,916	4,532	(1,616)	(35.7)	4,141	2,859	4,776	(1,860)	(38.9)
Other non-interest expense	20,516	23,186	(2,670)	(11.5)	22,690	20,418	21,630	(1,114)	(5.2)
Total non-interest expense	181,723	172,662	9,061	5.2	169,618	158,753	168,989	12,734	7.5
Income before income taxes	103,966	131,359	(27,393)	(20.9)	133,791	130,477	83,907	20,059	23.9
Income tax expense (benefit)	21,390	31,509	(10,119)	(32.1)	32,193	30,346	(46,132)	67,522	146.4
Net income	82,576	99,850	(17,274)	(17.3)	101,598	100,131	130,039	(47,463)	(36.5)
Less: Preferred stock dividends	4,456	3,599	857	23.8	949	3,598	949	3,507	369.5
Net income available to common shareholders	$78,120	$96,251	(18,131)	(18.8)	$100,649	$96,533	$129,090	(50,970)	(39.5)

Income available to common shareholders - basic	$78,120	$96,251	(18,131)	(18.8)	$100,649	$96,533	$129,090	(50,970)	(39.5)
Less: Earnings allocated to unvested restricted stock	752	874	(122)	(14.0)	999	933	1,214	(462)	(38.1)
Earnings allocated to common shareholders	$77,368	$95,377	(18,009)	(18.9)	$99,650	$95,600	$127,876	(50,508)	(39.5)

Earnings per common share - basic	$1.49	$1.83	(0.34)	(18.6)	$1.87	$1.76	$2.33	(0.84)	(36.1)

Earnings per common share - diluted	1.48	1.82	(0.34)	(18.7)	1.86	1.75	2.32	(0.84)	(36.2)
Impact of non-core items (Non-GAAP) (1)	0.11	—	0.11	100.0	0.01	(0.03)	(0.46)	0.57	123.9
Earnings per share - diluted, excluding non-core items (Non-GAAP)(1)	$1.59	$1.82	(0.23)	(12.6)	$1.87	$1.72	$1.86	(0.27)	(14.5)

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	51,835	51,984	(149)	(0.3)	53,345	54,177	54,892	(3,057)	(5.6)
Weighted average common shares outstanding - diluted	52,142	52,292	(150)	(0.3)	53,674	54,539	55,215	(3,073)	(5.6)
Book value shares (period end)	52,420	52,266	154	0.3	52,805	54,551	54,796	(2,376)	(4.3)

(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
NM - not meaningful

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Years Ended
			Change
	12/31/2019	12/31/2018	$	%
Interest income	$1,310,008	$1,221,629	88,379	7.2
Interest expense	320,362	208,381	111,981	53.7
Net interest income	989,646	1,013,248	(23,602)	(2.3)
Provision for credit losses	41,657	40,385	1,272	3.1
Net interest income after provision for credit losses	947,989	972,863	(24,874)	(2.6)
Mortgage income	63,030	46,424	16,606	35.8
Service charges on deposit accounts	51,836	52,803	(967)	(1.8)
Title revenue	25,928	24,149	1,779	7.4
Broker commissions	8,280	9,195	(915)	(10.0)
ATM/debit card fee income	11,871	10,295	1,576	15.3
Income from bank owned life insurance	7,194	6,310	884	14.0
Loss on sale of available-for-sale securities	(979)	(49,900)	48,921	NM
Trust department income	17,058	15,981	1,077	6.7
Other non-interest income	50,142	37,305	12,837	34.4
Total non-interest income	234,360	152,562	81,798	53.6
Salaries and employee benefits	411,869	414,741	(2,872)	(0.7)
Occupancy and equipment	79,773	77,246	2,527	3.3
Amortization of acquisition intangibles	18,464	21,678	(3,214)	(14.8)
Computer services expense	38,108	39,680	(1,572)	(4.0)
Professional services	33,284	28,698	4,586	16.0
Credit and other loan-related expense	14,448	19,088	(4,640)	(24.3)
Other non-interest expense	86,810	121,767	(34,957)	(28.7)
Total non-interest expense	682,756	722,898	(40,142)	(5.6)
Income before income taxes	499,593	402,527	97,066	24.1
Income tax expense	115,438	32,278	83,160	257.6
Net income	384,155	370,249	13,906	3.8
Less: Preferred stock dividends	12,602	9,095	3,507	38.6
Net income available to common shareholders	$371,553	$361,154	10,399	2.9

Income available to common shareholders - basic	$371,553	$361,154	10,399	2.9
Less: Earnings allocated to unvested restricted stock	3,559	3,583	(24)	(0.7)
Earnings allocated to common shareholders	$367,994	$357,571	10,423	2.9

Earnings per common share - basic	$6.97	$6.50	0.47	7.2

Earnings per common share - diluted	6.92	6.46	0.46	7.1
Impact of non-core items (Non-GAAP) (1)	0.09	0.23	(0.14)	(60.9)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$7.01	$6.69	0.32	4.8

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	52,826	55,008	(2,182)	(4.0)
Weighted average common shares outstanding - diluted	53,153	55,360	(2,207)	(4.0)
Book value shares (period end)	52,420	54,796	(2,376)	(4.3)
(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
NM - not meaningful

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2019	9/30/2019	$	%	6/30/2019	3/31/2019	12/31/2018	$	%
Cash and due from banks	$289,794	$353,346	(63,552)	(18.0)	$289,502	$280,680	$294,186	(4,392)	(1.5)
Interest-bearing deposits in other banks	604,929	577,587	27,342	4.7	499,813	391,217	396,267	208,662	52.7
Total cash and cash equivalents	894,723	930,933	(36,210)	(3.9)	789,315	671,897	690,453	204,270	29.6
Investment securities available for sale	3,933,360	4,238,082	(304,722)	(7.2)	4,455,308	4,873,778	4,783,579	(850,219)	(17.8)
Investment securities held to maturity	182,961	185,007	(2,046)	(1.1)	192,917	198,958	207,446	(24,485)	(11.8)
Total investment securities	4,116,321	4,423,089	(306,768)	(6.9)	4,648,225	5,072,736	4,991,025	(874,704)	(17.5)
Mortgage loans held for sale	213,357	255,276	(41,919)	(16.4)	187,987	128,451	107,734	105,623	98.0
Loans and leases, net of unearned income	24,021,499	23,676,537	344,962	1.5	23,355,311	22,968,295	22,519,815	1,501,684	6.7
Allowance for loan and lease losses	(146,588)	(146,235)	353	0.2	(146,386)	(142,966)	(140,571)	6,017	4.3
Loans and leases, net	23,874,911	23,530,302	344,609	1.5	23,208,925	22,825,329	22,379,244	1,495,667	6.7
Premises and equipment, net	296,688	298,309	(1,621)	(0.5)	295,897	297,342	300,507	(3,819)	(1.3)
Goodwill and other intangible assets	1,312,701	1,314,676	(1,975)	(0.2)	1,317,151	1,319,992	1,324,269	(11,568)	(0.9)
Other assets	1,004,749	982,013	22,736	2.3	999,032	944,442	1,039,783	(35,034)	(3.4)
Total assets	$31,713,450	$31,734,598	(21,148)	(0.1)	$31,446,532	$31,260,189	$30,833,015	880,435	2.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,319,806	$6,518,783	(198,977)	(3.1)	$6,474,394	$6,448,613	$6,542,490	(222,684)	(3.4)
NOW accounts	4,821,252	4,503,353	317,899	7.1	4,610,577	4,452,966	4,514,113	307,139	6.8
Savings and money market accounts	9,804,649	9,325,761	478,888	5.1	8,895,463	9,119,263	9,066,205	738,444	8.1
Time deposits	4,273,642	4,629,388	(355,746)	(7.7)	4,314,897	4,071,220	3,640,623	633,019	17.4
Total deposits	25,219,349	24,977,285	242,064	1.0	24,295,331	24,092,062	23,763,431	1,455,918	6.1
Short-term borrowings	—	275,000	(275,000)	(100.0)	813,000	845,000	1,167,000	(1,167,000)	(100.0)
Securities sold under agreements to repurchase	204,208	223,049	(18,841)	(8.4)	184,507	261,131	315,882	(111,674)	(35.4)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,223,577	1,274,092	(50,515)	(4.0)	1,254,649	1,355,345	1,046,041	177,536	17.0
Other liabilities	609,472	581,762	27,710	4.8	540,935	444,710	364,274	245,198	67.3
Total liabilities	27,376,716	27,451,298	(74,582)	(0.3)	27,208,532	27,118,358	26,776,738	599,978	2.2
Total shareholders' equity	4,336,734	4,283,300	53,434	1.2	4,238,000	4,141,831	4,056,277	280,457	6.9
Total liabilities and shareholders' equity	$31,713,450	$31,734,598	(21,148)	(0.1)	$31,446,532	$31,260,189	$30,833,015	880,435	2.9

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2019	9/30/2019	$	%	6/30/2019	3/31/2019	12/31/2018	$	%
Cash and due from banks	$294,487	$272,273	22,214	8.2	$275,917	$291,659	$281,509	12,978	4.6
Interest-bearing deposits in other banks	756,223	531,665	224,558	42.2	436,948	332,638	385,619	370,604	96.1
Total cash and cash equivalents	1,050,710	803,938	246,772	30.7	712,865	624,297	667,128	383,582	57.5
Investment securities available for sale	4,095,950	4,365,558	(269,608)	(6.2)	4,650,757	4,816,855	4,567,564	(471,614)	(10.3)
Investment securities held to maturity	184,272	189,400	(5,128)	(2.7)	195,639	202,601	211,333	(27,061)	(12.8)
Total investment securities	4,280,222	4,554,958	(274,736)	(6.0)	4,846,396	5,019,456	4,778,897	(498,675)	(10.4)
Mortgage loans held for sale	239,346	209,778	29,568	14.1	159,931	95,588	63,033	176,313	279.7
Loans and leases, net of unearned income	23,830,962	23,522,892	308,070	1.3	23,120,689	22,599,686	22,364,188	1,466,774	6.6
Allowance for loan and lease losses	(147,641)	(148,203)	562	(0.4)	(145,854)	(140,915)	(138,675)	(8,966)	6.5
Loans and leases, net	23,683,321	23,374,689	308,632	1.3	22,974,835	22,458,771	22,225,513	1,457,808	6.6
Premises and equipment, net	299,607	298,055	1,552	0.5	298,119	299,741	302,956	(3,349)	(1.1)
Goodwill and other intangible assets	1,313,169	1,315,359	(2,190)	(0.2)	1,318,182	1,322,288	1,318,200	(5,031)	(0.4)
Other assets	971,873	997,514	(25,641)	(2.6)	961,494	1,013,359	977,740	(5,867)	(0.6)
Total assets	$31,838,248	$31,554,291	283,957	0.9	$31,271,822	$30,833,500	$30,333,467	1,504,781	5.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,501,529	$6,425,026	76,503	1.2	$6,442,217	$6,271,313	$6,646,071	(144,542)	(2.2)
NOW accounts	4,526,694	4,451,579	75,115	1.7	4,488,691	4,458,634	4,212,304	314,390	7.5
Savings and money market accounts	9,708,541	9,188,186	520,355	5.7	9,014,822	9,089,099	9,169,184	539,357	5.9
Time deposits	4,490,698	4,523,555	(32,857)	(0.7)	4,156,974	3,859,354	3,457,017	1,033,681	29.9
Total deposits	25,227,462	24,588,346	639,116	2.6	24,102,704	23,678,400	23,484,576	1,742,886	7.4
Short-term borrowings	118,557	606,739	(488,182)	(80.5)	782,516	859,576	602,593	(484,036)	(80.3)
Securities sold under agreements to repurchase	207,478	187,305	20,173	10.8	214,090	291,643	386,563	(179,085)	(46.3)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,265,077	1,240,382	24,695	2.0	1,345,575	1,343,752	1,308,086	(43,009)	(3.3)
Other liabilities	582,643	545,838	36,805	6.7	463,803	434,516	470,501	112,142	23.8
Total liabilities	27,521,327	27,288,720	232,607	0.9	27,028,798	26,727,997	26,372,429	1,148,898	4.4
Total shareholders' equity	4,316,921	4,265,571	51,350	1.2	4,243,024	4,105,503	3,961,038	355,883	9.0
Total liabilities and shareholders' equity	$31,838,248	$31,554,291	283,957	0.9	$31,271,822	$30,833,500	$30,333,467	1,504,781	5.0

Table 5 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	12/31/2019	9/30/2019	$	%	6/30/2019	3/31/2019	12/31/2018	$	%
Commercial loans and leases:
Real estate- construction	$1,321,663	$1,330,014	(8,351)	(0.6)	$1,342,984	$1,219,647	$1,196,366	125,297	10.5
Real estate- owner-occupied (1)	2,475,326	2,468,061	7,265	0.3	2,373,143	2,408,079	2,395,822	79,504	3.3
Real estate- non-owner occupied	6,267,106	6,011,681	255,425	4.2	6,102,143	6,147,864	5,796,117	470,989	8.1
Commercial and industrial (6)	6,547,538	6,490,125	57,413	0.9	6,161,759	5,852,568	5,737,017	810,521	14.1
Total commercial loans and leases	16,611,633	16,299,881	311,752	1.9	15,980,029	15,628,158	15,125,322	1,486,311	9.8

Residential mortgage loans	4,739,075	4,649,745	89,330	1.9	4,538,194	4,415,267	4,359,156	379,919	8.7

Consumer and other loans:
Home equity	1,987,336	2,053,588	(66,252)	(3.2)	2,147,897	2,220,648	2,304,694	(317,358)	(13.8)
Other	683,455	673,323	10,132	1.5	689,191	704,222	730,643	(47,188)	(6.5)
Total consumer and other loans	2,670,791	2,726,911	(56,120)	(2.1)	2,837,088	2,924,870	3,035,337	(364,546)	(12.0)
Total loans and leases	$24,021,499	$23,676,537	344,962	1.5	$23,355,311	$22,968,295	$22,519,815	1,501,684	6.7

Allowance for loan and lease losses (2)	$(146,588)	$(146,235)	353	0.2	$(146,386)	$(142,966)	$(140,571)	6,017	4.3
Loans and leases, net	23,874,911	23,530,302	344,609	1.5	23,208,925	22,825,329	22,379,244	1,495,667	6.7

Reserve for unfunded commitments	(16,637)	(16,144)	493	3.1	(15,281)	(15,981)	(14,830)	1,807	12.2
Allowance for credit losses	(163,225)	(162,379)	846	0.5	(161,667)	(158,947)	(155,401)	7,824	5.0

ASSET QUALITY DATA
Non-accrual loans (3)	$138,905	$153,113	(14,208)	(9.3)	$158,992	$148,056	$137,184	1,721	1.3
Other real estate owned and foreclosed assets	27,985	27,075	910	3.4	28,106	30,606	30,394	(2,409)	(7.9)
Accruing loans more than 90 days past due (3)	3,257	4,790	(1,533)	(32.0)	851	4,111	2,128	1,129	53.1
Total non-performing assets (3)(4)	$170,147	$184,978	(14,831)	(8.0)	$187,949	$182,773	$169,706	441	0.3

Loans 30-89 days past due (3)	$68,204	$54,618	13,586	24.9	$43,021	$45,334	$57,332	10,872	19.0

Non-performing assets to total assets (3)(4)	0.54%	0.58%			0.60%	0.58%	0.55%
Non-performing assets to total loans and OREO (3)(4)	0.71	0.78			0.80	0.79	0.75
ALLL to non-performing loans (3)(5)	103.1	92.6			91.6	94.0	100.9
ALLL to non-performing assets (3)(4)	86.2	79.1			77.9	78.2	82.8

ALLL to total loans and leases	0.61	0.62			0.63	0.62	0.62

Quarter-to-date charge-offs	$8,398	$10,777	(2,379)	(22.1)	$10,275	$8,918	$10,806	(2,408)	(22.3)
Quarter-to-date recoveries	(1,683)	(2,336)	(653)	(28.0)	(2,218)	(1,586)	(3,097)	(1,414)	(45.7)
Quarter-to-date net charge-offs	$6,715	$8,441	(1,726)	(20.4)	$8,057	$7,332	$7,709	(994)	(12.9)

Net charge-offs to average loans (annualized)	0.11%	0.14%			0.14%	0.13%	0.14%

(1) Real estate- owner-occupied is defined as loans with a "1E1" call report code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2019			9/30/2019			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$16,441,658	$195,487	4.74%	$16,155,962	$205,350	5.06%	(32)
Residential mortgage loans	4,706,745	50,879	4.32	4,588,549	50,939	4.44	(12)
Consumer and other loans	2,682,559	36,198	5.35	2,778,381	40,501	5.78	(43)
Total loans and leases	23,830,962	282,564	4.73	23,522,892	296,790	5.03	(30)
Mortgage loans held for sale	239,346	2,132	3.56	209,778	1,936	3.69	(13)
Investment securities (2)	4,218,720	25,926	2.51	4,493,789	29,932	2.71	(20)
Other earning assets	937,076	4,157	1.76	733,305	4,520	2.44	(68)
Total earning assets	29,226,104	314,779	4.30	28,959,764	333,178	4.59	(29)
Allowance for loan and lease losses	(147,641)			(148,203)
Non-earning assets	2,759,785			2,742,730
Total assets	$31,838,248			$31,554,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,526,694	$10,091	0.88%	$4,451,579	$11,305	1.01%	(13)
Savings and money market accounts	9,708,541	34,422	1.41	9,188,186	32,959	1.42	(1)
Time deposits	4,490,698	25,860	2.28	4,523,555	26,489	2.32	(4)
Total interest-bearing deposits (3)	18,725,933	70,373	1.49	18,163,320	70,753	1.55	(6)
Short-term borrowings	326,035	946	1.15	794,044	3,880	1.94	(79)
Long-term debt	1,385,187	8,970	2.57	1,360,492	9,212	2.69	(12)
Total interest-bearing liabilities	20,437,155	80,289	1.56	20,317,856	83,845	1.64	(8)
Non-interest-bearing deposits	6,501,529			6,425,026
Non-interest-bearing liabilities	582,643			545,838
Total liabilities	27,521,327			27,288,720
Total shareholders' equity	4,316,921			4,265,571
Total liabilities and shareholders' equity	$31,838,248			$31,554,291

Net interest income/Net interest spread		$234,490	2.74%		$249,333	2.95%	(21)
Taxable equivalent benefit		1,368	0.02		1,320	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$235,858	3.21%		$250,653	3.44%	(23)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2019 and September 30, 2019 were 1.11% and 1.14%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2019			3/31/2019			12/31/2018
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$15,766,423	$205,093	5.24%	$15,253,655	$194,510	5.19%	$14,978,169	$196,881	5.24%
Residential mortgage loans	4,482,150	49,388	4.41	4,385,634	47,829	4.36	4,345,811	53,836	4.96
Consumer and other loans	2,872,116	42,205	5.89	2,960,397	42,540	5.83	3,040,208	44,275	5.78
Total loans and leases	23,120,689	296,686	5.16	22,599,686	284,879	5.11	22,364,188	294,992	5.26
Mortgage loans held for sale	159,931	1,588	3.97	95,588	1,054	4.41	63,033	721	4.58
Investment securities (2)	4,853,858	33,803	2.83	5,052,922	36,125	2.90	4,782,844	30,559	2.61
Other earning assets	639,232	3,890	2.44	533,745	4,026	3.06	581,673	3,924	2.68
Total earning assets	28,773,710	335,967	4.70	28,281,941	326,084	4.68	27,791,738	330,196	4.74
Allowance for loan and lease losses	(145,854)			(140,915)			(138,675)
Non-earning assets	2,643,966			2,692,474			2,680,404
Total assets	$31,271,822			$30,833,500			$30,333,467

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,488,691	$11,623	1.04%	$4,458,634	$11,396	1.04%	$4,212,304	$9,420	0.89%
Savings and money market accounts	9,014,822	30,845	1.37	9,089,099	28,762	1.28	9,169,184	26,062	1.13
Time deposits	4,156,974	23,398	2.26	3,859,354	20,077	2.11	3,457,017	16,666	1.91
Total interest-bearing deposits (3)	17,660,487	65,866	1.50	17,407,087	60,235	1.40	16,838,505	52,148	1.23
Short-term borrowings	996,606	5,197	2.09	1,151,219	5,716	2.01	989,156	4,104	1.65
Long-term debt	1,465,685	9,565	2.62	1,463,862	9,649	2.67	1,428,196	8,923	2.48
Total interest-bearing liabilities	20,122,778	80,628	1.61	20,022,168	75,600	1.53	19,255,857	65,175	1.34
Non-interest-bearing deposits	6,442,217			6,271,313			6,646,071
Non-interest-bearing liabilities	463,803			434,516			470,501
Total liabilities	27,028,798			26,727,997			26,372,429
Total shareholders' equity	4,243,024			4,105,503			3,961,038
Total liabilities and shareholders' equity	$31,271,822			$30,833,500			$30,333,467

Net interest income/Net interest spread		$255,339	3.09%		$250,484	3.15%		$265,021	3.40%
Taxable equivalent benefit		1,338	0.02		1,349	0.02		1,427	0.02
Net interest income (TE)/Net interest margin (TE) (1)		$256,677	3.57%		$251,833	3.59%		$266,448	3.81%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2019, March 31, 2019, and December 31, 2018, were 1.10%, 1.03% and 0.88%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Years Ended
	12/31/2019			12/31/2018			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$15,908,368	$800,440	5.05%	$14,633,814	$731,385	5.02%	3
Residential mortgage loans	4,541,780	199,035	4.38	3,946,390	183,690	4.65	(27)
Consumer and other loans	2,822,479	161,444	5.72	3,061,891	171,587	5.60	12
Total loans and leases	23,272,627	1,160,919	5.00	21,642,095	1,086,662	5.04	(4)
Mortgage loans held for sale	176,647	6,710	3.80	83,087	3,748	4.51	(71)
Investment securities (2)	4,652,096	125,786	2.75	4,900,457	117,771	2.46	29
Other earning assets	712,006	16,593	2.33	573,949	13,448	2.34	(1)
Total earning assets	28,813,376	1,310,008	4.57	27,199,588	1,221,629	4.51	6
Allowance for loan and lease losses	(145,679)			(141,880)
Non-earning assets	2,710,171			2,520,318
Total assets	$31,377,868			$29,578,026

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,481,504	$44,415	0.99%	$4,341,041	$33,962	0.78%	21
Savings and money market accounts	9,251,689	126,988	1.37	9,056,182	82,151	0.91	46
Time deposits	4,260,104	95,824	2.25	2,920,817	44,839	1.54	71
Total interest-bearing deposits (3)	17,993,297	267,227	1.49	16,318,040	160,952	0.99	50
Short-term borrowings	814,653	15,739	1.93	1,052,088	14,682	1.40	53
Long-term debt	1,418,431	37,396	2.64	1,392,148	32,747	2.35	29
Total interest-bearing liabilities	20,226,381	320,362	1.58	18,762,276	208,381	1.11	47
Non-interest-bearing deposits	6,410,693			6,602,434
Non-interest-bearing liabilities	507,213			330,588
Total liabilities	27,144,287			25,695,298
Total shareholders' equity	4,233,581			3,882,728
Total liabilities and shareholders' equity	$31,377,868			$29,578,026

Net interest income/Net interest spread		$989,646	2.99%		$1,013,248	3.40%	(41)
Tax-equivalent benefit		5,517	0.02		5,760	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$995,163	3.45%		$1,019,008	3.75%	(30)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the years ended December 31, 2019 and 2018 were 1.10% and 0.70%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	12/31/2019			9/30/2019			6/30/2019			3/31/2019			12/31/2018
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$225	$19,374	4.60%	$229	$18,721	4.86%	$225	$17,984	5.00%	$213	$17,192	5.02%	$209	$16,616	4.99%
Acquired loans	58	4,457	5.18	68	4,802	5.62	72	5,137	5.64	72	5,408	5.35	86	5,748	5.97
Total loans and leases	$283	$23,831	4.71%	$297	$23,523	5.01%	$297	$23,121	5.14%	$285	$22,600	5.10%	$295	$22,364	5.24%

	12/31/2019			9/30/2019			6/30/2019			3/31/2019			12/31/2018
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$—	$—	—%	$—	$—	—%	$—	$—	—%	$—	$—	—%	$—	$—	—%
Acquired loans	(9)	97	(0.90)	(14)	111	(1.24)	(14)	124	(1.15)	(11)	136	(0.92)	(19)	144	(1.46)
Total loans and leases	$(9)	$97	(0.17)%	$(14)	$111	(0.25)%	$(14)	$124	(0.25)%	$(11)	$136	(0.22)%	$(19)	$144	(0.38)%

	12/31/2019			9/30/2019			6/30/2019			3/31/2019			12/31/2018
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$225	$19,374	4.60%	$229	$18,721	4.86%	$225	$17,984	5.00%	$213	$17,192	5.02%	$209	$16,616	4.99%
Acquired loans	49	4,554	4.28	54	4,913	4.38	58	5,261	4.49	61	5,544	4.43	67	5,892	4.51
Total loans and leases	$274	$23,928	4.54%	$283	$23,634	4.76%	$283	$23,245	4.89%	$274	$22,736	4.88%	$276	$22,508	4.86%

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	12/31/2019			9/30/2019			6/30/2019
	Pre-tax	After-tax	Per share(2)	Pre-tax	After-tax	Per share(2)	Pre-tax	After-tax	Per share(2)
Net income	$103,966	$82,576	$1.57	$131,359	$99,850	$1.89	$133,791	$101,598	$1.88
Less: Preferred stock dividends	—	4,456	0.09	—	3,599	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$103,966	$78,120	$1.48	$131,359	$96,251	$1.82	$133,791	$100,649	$1.86

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments	(14)	(11)	—	—	—	—	1,012	769	0.01

Non-interest expense adjustments (1)(3):
Merger-related expense	11,321	10,828	0.21	—	—	—	(10)	(7)	—
Impairment of long-lived assets, net of (gain) loss on sale	30	23	—	—	—	—	(22)	(17)	—
Other non-core non-interest expense	(8)	(6)	—	—	—	—	107	81	—
Total non-interest expense adjustments	11,343	10,845	0.21	—	—	—	75	57	—
Income tax benefit - other	—	(5,209)	(0.10)	—	—	—	—	—	—
Core earnings (Non-GAAP)	115,295	83,745	1.59	131,359	96,251	1.82	134,878	101,475	1.87
Provision for credit losses(1)	8,153	6,196		8,986	6,829		10,755	8,174
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$123,448	$89,941		$140,345	$103,080		$145,633	$109,649

	For the Three Months Ended
	3/31/2019			12/31/2018
	Pre-tax	After-tax	Per share(2)	Pre-tax	After-tax	Per share(2)
Net income	$130,477	$100,131	$1.82	$83,907	$130,039	$2.34
Less: Preferred stock dividends	—	3,598	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$130,477	$96,533	$1.75	$83,907	$129,090	$2.32

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments	—	—	—	49,844	37,882	0.68
Other non-core non-interest income	—	—	—	415	316	—
Total non-interest income adjustments	—	—	—	50,259	38,198	0.68

Non-interest expense adjustments (1)(3):
Merger-related expense	(334)	(254)	—	(238)	(353)	—
Compensation-related expense	(9)	(7)	—	184	140	—

Impairment of long-lived assets, net of (gain) loss on sale	986	749	0.01	64	49	—
Other non-core non-interest expense	(3,129)	(2,378)	(0.04)	2,600	1,976	0.04
Total non-interest expense adjustments	(2,486)	(1,890)	(0.03)	2,610	1,812	0.04
Income tax benefit - impact of the Tax Cuts and Jobs Act	—	—	—	—	(65,317)	(1.18)
Core earnings (Non-GAAP)	127,991	94,643	1.72	136,776	103,783	1.86
Provision for credit losses (1)	13,763	10,460		13,094	9,951
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$141,754	$105,103		$149,870	$113,734

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized gains or losses on the sale of investment securities, merger-related expenses, realized or unrealized gains or losses on former bank-owned real estate, and gains, losses, and impairment charges on long-lived assets.

	For the Year Ended
	12/31/2019			12/31/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$499,593	$384,155	$7.16	$402,527	$370,249	$6.63
Less: Preferred stock dividends	—	12,602	0.24	—	9,095	0.17
Income available to common shareholders (GAAP)	$499,593	$371,553	$6.92	$402,527	$361,154	$6.46

Non-interest income adjustments (1)(3):
Loss on sale of investments	998	758	0.01	49,899	37,923	0.68
Other non-core non-interest income	—	—	—	415	316	—
Total non-interest income adjustments	998	758	0.01	50,314	38,239	0.68

Non-interest expense adjustments (1)(3):
Merger-related expense	10,977	10,567	0.20	31,295	23,919	0.44
Compensation-related expense	(9)	(7)	—	4,290	3,261	0.05
Impairment of long-lived assets, net of (gain) loss on sale	994	755	0.01	10,837	8,236	0.15
Gain on early termination of loss share agreements	—	—	—	(2,708)	(2,058)	(0.04)
Other non-core non-interest expense	(3,030)	(2,303)	(0.04)	(133)	(102)	0.01
Total non-interest expense adjustments	8,932	9,012	0.17	43,581	33,256	0.61
Income tax benefit - impact of the Tax Cuts and Jobs Act	—	—	—	—	(58,745)	(1.06)
Income tax expense (benefit) - other	—	(5,209)	(0.09)	—	173	—
Core earnings (Non-GAAP)	509,523	376,114	7.01	496,422	374,077	6.69
Provision for credit losses (1)	41,657	31,659		40,385	30,692
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$551,180	$407,773		$536,807	$404,769

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24% , which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized gains or losses on the sale of investment securities, merger-related expenses, realized and unrealized gains or losses on former bank-owned real estate, and gains, losses, and impairment charges on long-lived assets.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Net interest income (GAAP)	$234,490	$249,333	$255,339	$250,484	$265,021
Taxable equivalent benefit	1,368	1,320	1,338	1,349	1,427
Net interest income (TE) (Non-GAAP) (1)	235,858	250,653	256,677	251,833	266,448

Non-interest income (GAAP)	59,352	63,674	58,825	52,509	969
Taxable equivalent benefit	502	468	465	478	539
Non-interest income (TE) (Non-GAAP) (1)	59,854	64,142	59,290	52,987	1,508
Taxable equivalent revenues (Non-GAAP) (1)	295,712	314,795	315,967	304,820	267,956
Securities (gains) losses and other non-interest income	(14)	—	1,012	—	50,259
Core taxable equivalent revenues (Non-GAAP) (1)	$295,698	$314,795	$316,979	$304,820	$318,215

Total non-interest expense (GAAP)	$181,723	$172,662	$169,618	$158,753	$168,989
Less: Intangible amortization expense	4,259	4,410	4,786	5,009	5,083
Tangible non-interest expense (Non-GAAP) (2)	177,464	168,252	164,832	153,744	163,906
Less: Merger-related expense	11,321	—	(10)	(334)	(238)
Compensation-related expense	—	—	—	(9)	184
Impairment of long-lived assets, net of (gain) loss on sale	30	—	(22)	986	64
Other non-core non-interest expense	(8)	—	107	(3,129)	2,600
Core tangible non-interest expense (Non-GAAP) (2)	$166,121	$168,252	$164,757	$156,230	$161,296

Return on average assets (GAAP)	1.03%	1.26%	1.30%	1.32%	1.70%
Effect of non-core revenues and expenses	0.07	—	0.01	(0.03)	(0.33)
Core return on average assets (Non-GAAP)	1.10%	1.26%	1.31%	1.29%	1.37%

Efficiency ratio (GAAP)	61.8%	55.2%	54.0%	52.4%	63.5%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.3)	(0.3)	(0.3)	(0.4)
Efficiency ratio (TE) (Non-GAAP) (1)	61.5%	54.9%	53.7%	52.1%	63.1%
Effect of amortization of intangibles	(1.5)	(1.5)	(1.5)	(1.6)	(1.9)
Effect of non-core items	(3.8)	—	(0.2)	0.8	(10.5)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	56.2%	53.4%	52.0%	51.3%	50.7%

Return on average common equity (GAAP)	7.58%	9.46%	10.05%	9.85%	13.38%
Effect of non-core revenues and expenses	0.55	—	0.08	(0.19)	(2.63)
Core return on average common equity (Non-GAAP)	8.13%	9.46%	10.13%	9.66%	10.75%
Effect of intangibles (2)	4.26	5.02	5.45	5.37	6.23
Core return on average tangible common equity (Non-GAAP)(2)	12.39%	14.48%	15.58%	15.03%	16.98%

Total shareholders' equity (GAAP)	$4,336,734	$4,283,300	$4,238,000	$4,141,831	$4,056,277
Less: Goodwill and other intangibles	1,297,095	1,301,348	1,305,752	1,310,458	1,315,462
Preferred stock	228,485	228,485	228,485	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,811,154	$2,753,467	$2,703,763	$2,699,276	$2,608,718

Total assets (GAAP)	$31,713,450	$31,734,598	$31,446,532	$31,260,189	$30,833,015
Less: Goodwill and other intangibles	1,297,095	1,301,348	1,305,752	1,310,458	1,315,462
Tangible assets (Non-GAAP) (2)	$30,416,355	$30,433,250	$30,140,780	$29,949,731	$29,517,553
Tangible common equity ratio (Non-GAAP) (2)	9.24%	9.05%	8.97%	9.01%	8.84%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.

	For the Years Ended
	12/31/2019	12/31/2018
Net interest income (GAAP)	$989,646	$1,013,248
Taxable equivalent benefit	5,375	5,760
Net interest income (TE) (Non-GAAP) (1)	995,021	1,019,008

Non-interest income (GAAP)	234,360	152,562
Taxable equivalent benefit	1,913	1,677
Non-interest income (TE) (Non-GAAP) (1)	236,273	154,239
Taxable equivalent revenues (Non-GAAP) (1)	1,231,294	1,173,247
Securities losses and other non-interest income	998	50,314
Core taxable equivalent revenues (Non-GAAP) (1)	$1,232,292	$1,223,561

Total non-interest expense (GAAP)	$682,756	$722,898
Less: Intangible amortization expense	18,464	21,678
Tangible non-interest expense (Non-GAAP) (2)	664,292	701,220
Less: Merger-related expense	10,977	31,295
Compensation-related expense	(9)	4,290
Impairment of long-lived assets, net of (gain) loss on sale	994	10,837
Gain on early termination of loss share agreements	—	(2,708)
Other non-core non-interest expense	(3,030)	(133)
Core tangible non-interest expense (Non-GAAP) (2)	$655,360	$657,639

Return on average assets (GAAP)	1.22%	1.25%
Effect of non-core revenues and expenses	0.02	0.05
Core return on average assets (Non-GAAP)	1.24%	1.30%

Efficiency ratio (GAAP)	55.8%	62.0%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.4)
Efficiency ratio (TE) (Non-GAAP) (1)	55.5%	61.6%
Effect of amortization of intangibles	(1.5)	(1.9)
Effect of non-core items	(0.8)	(6.0)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	53.2%	53.7%

Return on average common equity (GAAP)	9.22%	9.63%
Effect of non-core revenues and expenses	0.11	0.34
Core return on average common equity (Non-GAAP)	9.33%	9.97%
Effect of intangibles (2)	5.02	6.04
Core return on average tangible common equity (Non-GAAP) (2)	14.35%	16.01%

Total shareholders' equity (GAAP)	$4,336,734	$4,056,277
Less: Goodwill and other intangibles	1,297,095	1,315,462
Preferred stock	228,485	132,097
Tangible common equity (Non-GAAP) (2)	$2,811,154	$2,608,718

Total assets (GAAP)	$31,713,450	$30,833,015
Less: Goodwill and other intangibles	1,297,095	1,315,462
Tangible assets (Non-GAAP) (2)	$30,416,355	$29,517,553
Tangible common equity ratio (Non-GAAP) (2)	9.24%	8.84%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.